SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2017, Synthetic Biologics, Inc. (the “Company”) entered into a two-year employment agreement with Dr. Joseph Sliman (the “Employment Agreement”), who was promoted at the Company from the position of Senior Vice President–Clinical & Regulatory Affairs to the position of Chief Medical Officer. The terms of the Employment Agreement are set forth below.

Pursuant to the terms of the Employment Agreement, Dr. Sliman is entitled to an annual base salary of $385,000 and an annual performance bonus of up to seventy five percent (75%) of his annual base salary. The annual bonus will be based upon the assessment of the Company’s Board of Directors (the “Board”) of Dr. Sliman’s performance. Dr. Sliman was also granted a seven (7) year incentive stock option to purchase at an exercise price of $0.83 per share one hundred and eighty-eight thousand nine hundred and twenty-seven (188,927) shares of the Company’s common stock, vesting pro rata on a monthly basis over a three (3) year period. The Employment Agreement also includes confidentiality obligations and inventions assignments by Dr. Sliman and non-solicitation and non-competition provisions.

The Employment Agreement has a stated term of two years but may be terminated earlier pursuant to its terms. If Dr. Sliman’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by the Company without Cause or by Dr. Sliman for Good Reason (as each is defined in the Employment Agreement) then in addition to paying the Accrued Obligations, (a) the Company will continue to pay his then current base salary and continue to provide benefits at least equal to those that were provided at the time of termination for a period of twelve (12) months and (b) he shall have the right to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards; or (ii) by reason of his death or Disability (as defined in the Employment Agreement), then in addition to paying the Accrued Obligations, Dr. Sliman would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if Dr. Sliman commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by the Company as described herein would terminate.

The Employment Agreement provides that upon the closing of a “Change in Control” (as defined in the Employment Agreement), all unvested options shall immediately vest and the time period that Dr. Sliman will have to exercise all vested stock options and other awards that Dr. Sliman may have will be equal to the shorter of: (i) six (6) months after termination, or (ii) the remaining term of the award(s). If within one (1) year after the occurrence of a Change in Control, Dr. Sliman terminates his employment for “Good Reason” or the Company terminates Dr. Sliman’s employment for any reason other than death, disability or Cause, Dr. Sliman will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two (2) times the sum of his base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits. If within two (2) years after the occurrence of a Change in Control, Dr. Sliman terminates his employment for “Good Reason” or the Company terminates Dr. Sliman’s employment for any reason other than death, disability or Cause, Dr. Sliman will be entitled to also receive for the period of two (2) consecutive years commencing on the date of such termination of his employment, medical, dental, life and disability insurance coverage for him and the members of his family that are not less favorable to him than the group medical, dental, life and disability insurance coverage carried by the Company for him. The Change in Control Severance Amount is to be paid in a lump sum if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by a copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Sliman, age 44, has been appointed as the Company’s Chief Medical Officer, effective January 17, 2017. On January 17, 2017, the Company entered into a two-year employment agreement with Dr. Sliman.  See Item 1.01 of this Current Report on Form 8-K for a description of the material terms of the Employment Agreement, which terms are incorporated herein by reference.

From January 13, 2014 until January 17, 2017, Dr. Sliman served as the Company’s Senior Vice President-Clinical & Regulatory Affairs. Dr. Sliman has more than 18 years of experience in clinical and public health research, including 10 years directing clinical projects and product development, in therapeutic areas such as infectious diseases and vaccines. From September 2012 until January 2014, Dr. Sliman served as Senior Medical Director and Head of Patient Safety and Pharmacovigilance at Vanda Pharmaceuticals Inc., where he directed efforts for a New Drug Application for HETLIOZ (tasimelteon), which is indicated for the treatment of Non-24 Hour Disorder in totally blind adults. From December 2008 until August 2012, Dr. Sliman served as Medical Director in Vaccines and Infectious Diseases at MedImmune, Inc., where he was a member of successful Biologics Licensure Application teams. Prior to joining MedImmune, Inc., he served as Associate Medical Director at Dynport Vaccine Company, where he was the clinical director for seasonal and pandemic influenza vaccine trials as well as its Defense Vaccines development program (partnered with Department of Defense Joint Vaccines Acquisition Program).  During his service in the United States Navy, Dr. Sliman led the U. S. Pacific Fleet disease surveillance programs, including influenza surveillance, preparedness, and prevention, as well as communicable disease and injury surveillance and prevention and health policy development. Dr. Sliman earned an M.D. from the Uniformed Services University, a Master’s Degree in Public Health from the Johns Hopkins University School of Public Health, and a B.S. in Molecular and Cell Biology, with Honors in Biology, from Pennsylvania State University.

There are no family relationships between Dr. Sliman and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer of the Company.  Additionally, there have been no transactions involving Dr. Sliman that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Employment Agreement, dated January 17, 2017, by and between Dr. Joseph Sliman and Synthetic Biologics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2017	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Jeffrey Riley
Name: Jeffrey Riley
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated January 17, 2017, by and between Dr. Joseph Sliman and Synthetic Biologics, Inc.